FORM OF VOTING AGREEMENT


          VOTING AGREEMENT (this "Agreement"), dated as of ______________, by and among Aphton Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company signatory hereto (the "Stockholders").

          WHEREAS, in connection with entering into a Securities Purchase Agreement by and among the Company and the investors signatory thereto (the "Investors") of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors (i) convertible notes of the Company (the "Initial Notes"), which will be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Initial Conversion Shares"), and which bear interest, which at the option of the Company, subject to certain conditions, may be paid in accordance with the terms of the Initial Notes in shares of Common Stock ("Interest Shares"), and (ii) warrants (the "Initial Warrants") which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Initial Warrant Shares");

          WHEREAS, in connection with the Securities Purchase Agreement, the Investors shall be required to purchase and the Company shall be required to issue and sell, upon the terms and subject to the conditions of the Securities Purchase Agreement, (i) additional convertible notes (the "Additional Notes" and collectively with the Initial Notes, the "Notes"), which will be convertible into shares of Common Stock (as converted, the "Additional Conversion Shares" and collectively with the Initial Conversion Shares, the "Conversion Shares") in accordance with the terms of the Additional Notes and which bear interest, which at the option of the Company, subject to certain conditions, may be paid in Interest Shares, and (ii) additional warrants (the "Additional Warrants" and collectively with the Initial Warrants, the "Warrants"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Additional Warrant Shares" and collectively with the Initial Warrant Shares, the "Warrant Shares"; the Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities");

          WHEREAS, as of the date hereof, each Stockholder owns that number of shares of the Common Stock set forth next to such Stockholder's name on the schedule attached hereto (the "Schedule"), which represent in that percentage of the total issued and outstanding Common Stock as is set forth next to such Stockholder's name on such Schedule; and

          WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement, the Investors have required that the Stockholders agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Stockholders have agreed, to enter into this Agreement with respect to all the shares of Common Stock now owned and which may hereafter be acquired by the Stockholders (the "Shares") and any other securities, if any, which the Stockholders are entitled to vote at any meeting of stockholders of the Company (the "Other Securities").

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          NOW,  THEREFORE,  in  consideration  of the  foregoing  and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            PROXY OF THE STOCKHOLDERS

          SECTION 1.01. Voting Agreement. The Stockholders hereby agree that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, in connection with a solicitation of votes of the stockholders of the Company, however solicited, and in any action by consent of the stockholders of the Company, the Stockholders shall vote the Shares and the Other Securities: (a) in favor of (i) the increase in the authorized Common Stock to sixty (60) million shares, (ii) the Company's issuance of all of the Securities as described in the Securities Purchase Agreement and other Transaction Documents (as defined in the Securities Purchase Agreement), copies of which have been provided to each Stockholder, in accordance with the Company's Certificate of Incorporation and Bylaws and applicable law and the rules and regulations of The NASDAQ National Market (the "Principal Market") and
(iii) any amendment to the Company's Certificate of Incorporation that may be necessary to issue the Securities; and (b) against any corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents or that could result in any of the conditions to the Company's obligations under the Transaction Documents not being fulfilled. The Stockholders acknowledge receipt and review of copies of the Transaction Documents.

          SECTION 1.02. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Phil Gevas, until termination hereof, as its attorney-in-fact and proxy, with full power of substitution, to vote and otherwise act (by written consent, proxy solicitation or otherwise) with respect to the Shares and the Other Securities, that such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), in response to any proxy solicitation or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect to the matters specified in Section 1.01 hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of each Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          Each Stockholder, solely with respect to itself, hereby represents and warrants to the Investors as follows:

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          SECTION 2.01.  Authority Relative to This Agreement.  Such Stockholder
has all necessary power and authority to execute and deliver this Agreement,  to
perform  its   obligations   hereunder  and  to  consummate   the   transactions
contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate the organizational documents of such Stockholder (if such Stockholder is an entity), any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Shares or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or Other Securities owned by such Stockholder are bound or affected.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any person, any United States federal or state agency or any other government or governmental agency except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          SECTION 2.03. Title to the Shares. As of the date hereof, such Stockholder is the sole record and beneficial owner of the number of Shares set forth next to such Stockholder's name on the Schedule, which Shares represent on the date hereof the percentage of the outstanding Common Stock set forth thereon. Such Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares or Other Securities owned by such Stockholder. Until termination of this Agreement, such Stockholder shall not further borrow against, or otherwise further encumber, its Shares. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition and sole power to agree to all matters set forth in this Agreement.

                                   ARTICLE III

                          COVENANTS OF THE STOCKHOLDERS

          SECTION  3.01.  No  Disposition   or   Encumbrance  of  Shares.   Each
Stockholder hereby covenants and agrees, solely with respect to itself, that, except as contemplated by this

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

          Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to its Shares or, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing or take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, that such Stockholder may assign, sell or transfer any Shares or Other Securities provided that any such recipient of such Shares or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that such recipient shall be bound by and such Shares and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement; and provided, further, that such written agreement does not violate Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder.

          SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not recognize any sale, transfer, tender, assignment, hypothecation or other disposal of, grant of proxy or power of attorney with respect to, or the creation or permission to exist of any security interest, lien, claim, pledge, option, right of first refusal, agreement on any of the Shares or Other Securities subject to this Agreement unless the provisions of
Section 3.01 have been complied with.

                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.01. Termination. This Agreement (except for Article IV of this Agreement) shall terminate upon the date that each Stockholder votes the shares and the Other Securities in favor of the items set forth in Section 1.01(a) hereof.

          SECTION 4.02. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          SECTION 4.03. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto and the Investors shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. The Investors shall be entitled to their reasonable attorneys' fees in any action brought to enforce this Agreement in which they are the prevailing party.

          SECTION 4.04. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

          SECTION 4.05. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

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

          SECTION 4.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          SECTION 4.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

          SECTION 4.08. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by a nationally recognized overnight courier service to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

                 If to the Company:

                  Aphton Corporation
                  80 SW Eighth Street
                  Miami, Florida 33130
                  Telephone:  (305) 374-7338
                  Facsimile:  (305) 374-7615
                  Attention:  Philip Gevas

                With a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Telephone:  (212) 819-8200
                  Facsimile:  (212) 354-8113
                  Attention:  Jonathan Kahn, Esq.

If (x) to a Stockholder, to its address and facsimile number set forth on the Schedule, with copies to such Stockholder's representatives as set forth thereon, and (y) to an Investor, to its address and facsimile number set forth on the Schedule, with copies to such Investor's representatives as set forth thereon or in either case, to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

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

          IN WITNESS WHEREOF, the Stockholders and the Company have duly executed this Agreement as of the date first above written.

                                      STOCKHOLDERS:

                                      ______________________________



                                      THE COMPANY:

                                      APHTON CORPORATION


                                      By:___________________________
                                         Name:
                                         Title:

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

                                    SCHEDULE

Stockholders                  Shares        Share Percentage      Representative

[Name]
[Contact Info]





Investors

[Name]
[Contact Info]